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EXHIBIT 10.144

MICRON TECHNOLOGY, INC.

26,162,791 WARRANTS TO PURCHASE
SHARES OF COMMON STOCK

PURCHASE AGREEMENT

    July 12, 2001

LEHMAN BROTHERS INC.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

    Micron Technology, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell 26,162,791 warrants (the "Firm Warrants") to purchase an aggregate of 26,162,791 shares (the "Firm Warrant Shares") of common stock of the Company, par value U.S.$0.10 per share (the "Common Stock") to Lehman Brothers Inc. (the "Initial Purchaser"). In addition, the Company proposes to grant to the Initial Purchaser an option (the "Option") to purchase up to an additional 2,906,976 warrants (the "Optional Warrants" and, together with the Firm Warrants, the "Warrants") to purchase an aggregate of 2,906,976 shares of Common Stock (the "Optional Warrant Shares" and, together with the Firm Warrant Shares, the "Warrant Shares"). The Warrants are to be issued pursuant to a warrant agreement (the "Warrant Agreement") to be dated as of the First Delivery Date (as defined in Section 2(a)), between the Company and Wells Fargo Bank Minnesota, N.A., as warrant agent (the "Warrant Agent"). The Warrants will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom.

    Holders of the Warrant Shares (including the Initial Purchaser and its direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, dated the First Delivery Date, between the Company and the Initial Purchaser (the "Registration Rights Agreement"), pursuant to which the Company will agree to file with the Securities and Exchange Commission (the "Commission") a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Registration Statement") covering the resale of the Warrant Shares, and to use its reasonable efforts to cause the Registration Statement to be declared effective.

    This Agreement, the Warrant Agreement, the Warrants and the Registration Rights Agreement are referred to herein collectively as the "Operative Documents".

    This is to confirm the agreement between the Company and the Initial Purchaser concerning the issuance, offer and sale of the Warrants.

    1.  Representations, Warranties and Agreements of the Company.  The Company represents, warrants to and agrees with, the Initial Purchaser that:

    (a) The Company has prepared a preliminary offering memorandum dated July 12, 2001 (the "Preliminary Offering Memorandum") and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Company, the Warrants, the Registration Rights Agreement and the Common Stock. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchaser pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offer and sale of the Warrants by the Initial Purchaser. As used in this Agreement, "Preliminary Offering Memorandum" and "Offering Memorandum" means the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, as amended or supplemented and including all documents incorporated by reference therein, including any documents filed under the

Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof. Each of the Preliminary Offering Memorandum and the Offering Memorandum did not, as of its respective date, and the Offering Memorandum will not as of each Delivery Date (as defined in Section 2(b)), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by or on the behalf of the Initial Purchaser specifically for inclusion therein.

    (b) The documents incorporated by reference in the Offering Memorandum, including any documents filed under the Exchange Act subsequent to the date hereof, when they became effective or were filed with the Securities and Exchange Commission (the "Commission"), as the case may be, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Offering Memorandum or any further amendment or supplement thereto will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

    (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority to own its properties and conduct its business as described in the Offering Memorandum.

    (d) The Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Offering Memorandum; the Warrant Shares that are authorized on the date hereof have been duly and validly authorized and reserved for issuance upon exercise of the Warrants and are free of preemptive rights; and all Warrant Shares, when so issued and delivered upon such exercise in accordance with the terms of the Warrants and the Warrant Agreement, will be duly and validly authorized and issued, fully paid and nonassessable and free and clear of all liens, encumbrances or claims.

    (e) This Agreement has been duly authorized, executed and delivered by the Company.

    (f)  The Warrants have been duly authorized by the Company; when the Warrants are executed and issued in accordance with the terms of the Warrant Agreement and delivered to and paid for by the Initial Purchaser pursuant to this Agreement on the relevant Delivery Date (assuming due attestation and countersignature of the Warrants by the Warrant Agent), the Warrants will constitute valid and binding obligations of the Company, entitled to the benefits of the Warrant Agreement and enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Warrants conform in all material respects to the description thereof contained in the Offering Memorandum.

    (g) The Warrant Agreement has been duly authorized by the Company; on the First Delivery Date, the Warrant Agreement will have been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by the Warrant Agent) will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Warrant Agreement conforms in all material respects to the description thereof contained in the Offering Memorandum.

    (h) The Registration Rights Agreement has been duly authorized by the Company; when the Registration Rights Agreement is duly executed and delivered by the Company (assuming due authorization, execution and delivery by the Initial Purchaser), the Registration Rights Agreement will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and except with respect to the rights of indemnification and contribution thereunder, where enforcement thereof may be limited by federal or state securities laws or the policies underlying such laws; and the Registration Rights Agreement conforms in all material respects to the description thereof contained in the Offering Memorandum.

    (i)  There are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to include such securities in any securities being registered pursuant to any registration statement filed by the Company under the Securities Act pursuant to the terms of the Registration Rights Agreement.

    (j)  None of the execution, delivery and performance of this Agreement and the other Operative Documents by the Company, the issuance and sale of the Warrants, the issuance of the Warrant Shares or the consummation of any other of the transactions contemplated hereby or thereby will conflict with, result in a breach or violation of any of the terms or provisions of, or constitute a default under (i) the charter or by-laws of the Company, (ii) any indenture or other agreement or instrument to which the Company or its subsidiaries is a party or bound or to which any of the properties or assets of the Company is subject, or (iii) any decree, regulation or order applicable to the Company of any court, governmental authority or agency having jurisdiction over the Company or any of its properties or assets, except such conflicts, breaches, violations or defaults in clause (ii) or clause (iii) above, as would not have a material adverse effect on the Company's ability to perform its obligations under this Agreement and the other Operative Documents or to consummate the transactions contemplated hereby and thereby.

    (k) No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any governmental authority or agency is required for the consummation of the transactions contemplated in the Operative Documents, except as may be required under the Securities Act and the rules and regulations promulgated in connection with the registration of the Warrant Shares pursuant to the Registration Rights Agreement, or as otherwise contemplated by the Operative Documents, or as may be required under the state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Warrants and any such other approvals as have been obtained.

    (l)  Since the date as of which information is given in the Offering Memorandum, there has not been any material change in the capital stock (other than upon exercise of outstanding stock options) or any significant increase in long-term debt of the Company and its subsidiaries taken as a whole or any material change in or affecting the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth in or contemplated in the Offering Memorandum.

    (m) Other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which would individually be reasonably expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

    (n) The Company is not and, after giving effect to the offering and sale of the Warrants, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

    (o) Assuming the accuracy of the representations and warranties of the Initial Purchaser contained in Section 6 and its compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Warrants to the Initial Purchaser and the offer, resale and delivery of the Warrants by the Initial Purchaser in the manner contemplated by this Agreement, the Warrant Agreement and the Offering Memorandum, to register the Warrants or the Warrant Shares under the Securities Act, except as may be required under the Securities Act and the rules and regulations promulgated thereunder in connection with the registration of the Warrant Shares pursuant to the Registration Rights Agreement.

    (p) No securities of the same class (within the meaning of section (d)(3) of Rule 144A under the Securities Act ("Rule 144A") as the Warrants are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted on an automated inter-dealer quotation system.

    (q) None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), or any person acting on its or their behalf (other than the Initial Purchaser, about which no representation is made by the Company), has, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Warrants (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Warrants except for the Operative Documents, and the Company will not enter into any such arrangement.

    (r) None of the Company or any of its affiliates, or any person acting on its or their behalf (other than the Initial Purchaser, about which no representation is made by the Company), has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) which is or will be integrated with the sale of the Warrants in a manner that would require the registration under the Securities Act of the Warrants.

    (s) The Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Warrants.

    2.  Purchase, Sale and Delivery of Warrants.

    (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, at a purchase price of $16.555 per Warrant, the 26,162,791 Firm Warrants.

    Delivery of and payment for the Firm Warrants shall be made at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, at 10:00 a.m. (New York time) on July 18, 2001, or such later date as the Initial Purchaser shall designate, which date and time may be postponed by agreement between the Initial Purchaser and the Company (such date and time of delivery and payment for the Warrants being herein called the "First Delivery Date"). Delivery of the Firm Warrants shall be made to the Initial Purchaser against payment of the purchase price by the Initial Purchaser. Payment for the Firm Warrants shall be effected either by wire transfer of immediately available funds to an account with a bank in The City of New York, the account number and the ABA number for such bank to be provided by the Company to the Initial Purchaser at least two business days in advance of the First Delivery Date, or by such other manner of payment as may be agreed by the Company and the Initial Purchaser.

    (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants the Option to the Initial Purchaser to purchase the Optional Warrants at the same price as the Initial Purchaser shall pay for the Firm Warrants. The Option may be exercised only to cover over-allotments in the sale of the Firm Warrants by the Initial Purchaser. At any time on or before the thirtieth day after the date of this Agreement (but not more than once), the Option may be exercised by written notice being given to the Company by the Initial Purchaser. Such notice shall set forth the aggregate number of Optional Warrants as to which the Option is being exercised, the names in which the Optional Warrants are to be registered, the denominations in which the Optional Warrants are to be issued and the date and time, as determined by the Initial Purchaser, when the Optional Warrants are to be delivered.

    The date for the delivery of and payment for the Optional Warrants, being herein referred to as an "Optional Delivery Date", which may be the First Delivery Date (the First Delivery Date and the Optional Delivery Date, if any, being sometimes referred to as a "Delivery Date"), shall be determined by the Initial Purchaser but shall not be later than five full business days after written notice of election to purchase Optional Warrants is given. Delivery of the Optional Warrants shall be made to the Initial Purchaser against payment of the purchase price by the Initial Purchaser. Payment for the Optional Warrants shall be effected either by wire transfer of immediately available funds to an account with a bank in The City of New York, the account number and the ABA number for such bank to be provided by the Company to the Initial Purchaser at least two business days in advance of the Optional Delivery Date, or by such other manner of payment as may be agreed by the Company and the Initial Purchaser.

    (c) The Company will deliver against payment of the purchase price the Warrants initially sold to qualified institutional buyers ("QIBs"), as defined in Rule 144A under the Securities Act initially in the form of one or more global certificates (the "Global Warrants"), registered in the name or names of such person or persons designated by the Initial Purchaser.

    The Global Warrants will be made available, at the request of the Initial Purchaser, for checking at least 24 hours prior to such Delivery Date.

    (d) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchaser hereunder.

    3.  Further Agreements of the Company.  The Company further agrees:

    (a) With respect to any amendment or supplement prior to completion of the resale of the Warrants by the Initial Purchaser, (i) to advise the Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum, (ii) to provide the Initial Purchaser a reasonable opportunity to review such amendment or supplement and (iii) not to effect any such amendment or supplement to which the Initial Purchaser reasonably and timely objects, except, in the case of clause (iii) above, as a result of filings with the Commission or as otherwise required by law. If, at any time prior to completion of the resale of the Warrants by the Initial Purchaser, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, to promptly notify the Initial Purchaser and prepare, subject to the first sentence of this Section 3(a), such amendment or supplement as may be necessary to correct such untrue statement or omission.

    (b) To furnish to the Initial Purchaser and to Cleary, Gottlieb, Steen & Hamilton, counsel to the Initial Purchaser, copies of the Preliminary Offering Memorandum and the Offering Memorandum (and all amendments and supplements thereto) in each case as soon as they are available and in such quantities as the Initial Purchaser reasonably request for internal use and for distribution to prospective purchasers. The Company will pay the expenses of printing and distributing to the Initial Purchaser all such documents.

    (c) To use its reasonable efforts to take such action as the Initial Purchaser may reasonably request from time to time, to qualify the Warrants for offering and sale under the securities laws of such jurisdictions as reasonably designated by the Initial Purchaser and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions in the United States for as long as may be necessary to complete the resale of the Warrants; provided, however, that in connection therewith, the Company shall not be required to qualify to do business as a foreign corporation or otherwise subject itself to service of process or taxation in any jurisdiction in which it is not otherwise so qualified or subject.

    (d) Not to, and not to permit any of its subsidiaries or any person acting on its behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Warrants or Warrant Shares under the Securities Act.

    (e) Not to, and not to permit any of its subsidiaries or any person acting on its behalf to, engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Warrants in the United States.

    (f)  Between the date hereof and the First Delivery Date, not to do or authorize any act or thing that would result in an adjustment of the exercise price of the Warrants.

    (g) To apply the proceeds from the sale of the Warrants as set forth under "Use of Proceeds" in the Offering Memorandum.

    (h) For a period of 90 days from the date of the Offering Memorandum, not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition or purchase by any person at any time in the future of), or announce an offering of any shares of Common Stock (other than the Warrant Shares), or sell or grant options, rights or warrants to purchase or acquire any shares of Common Stock (other than any of the following, or with respect to any of the following: (i) any grants under the Company's employee stock plans in accordance with the terms of such plans as described in the Offering Memorandum, (ii) issuances of shares of Common Stock or rights to receive shares of Common Stock pursuant to the exercise of any warrants, options or other securities outstanding on the date of the Offering Memorandum or granted under such employee stock plans or (iii) issuances of shares of Common Stock or rights to receive shares of Common Stock in connection with any merger, consolidation, acquisition or similar business combination ("Acquisition Shares")) without the prior written consent of Lehman Brothers Inc. (which consent shall not be unreasonably withheld); and to cause each executive officer (as defined for purposes of Section 16 of the Exchange Act) and director of the Company to furnish to the Initial Purchaser, prior to the Delivery Date, and, to the extent that the Company issues Acquisition Shares in any such merger, consolidation, acquisition or similar business combination in excess of 15 million shares in the aggregate, to cause each person or entity receiving any such Acquisition Shares to furnish to the Initial Purchaser, prior to issuance of any such Acquisition Shares, a letter or letters, in form and substance satisfactory to counsel to the Initial

Purchaser, pursuant to which each such person shall agree not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition or purchase by any person at any time in the future of), any shares of Common Stock beneficially owned, deemed to be beneficially owned, or in the future acquired by each such person for a period of 30 days from the date of the Offering Memorandum, without the prior written consent of Lehman Brothers Inc. (which consent shall not be unreasonably withheld).

    (i)  For so long as any of the Warrants are "restricted securities" within the meaning of Rule 144(a)(3), to provide to any holder of the Warrants or to any prospective purchaser of the Warrants designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) if, at the time of such request, the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.

    (j)  Not to, and not permit any of its subsidiaries to, resell any Warrants or Warrant Shares that have been acquired by any of them.

    (k) The Company will keep available at all times, free of preemptive rights, the full number of Warrant Shares issuable upon exercise of the Warrants.

    (l)  Each of the Warrants and the Warrant Shares will bear, to the extent applicable, the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated therein.

    (m) None of the Company or any of its subsidiaries will take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Warrants by the Initial Purchaser.

    (n) To execute and deliver the Registration Rights Agreement (in form and substance reasonably satisfactory to the Initial Purchaser and the Company).

    (o) To use its reasonable efforts to assist the Initial Purchaser in arranging to cause the Warrants to be accepted to trade in the PORTAL market ("PORTAL") of the National Association of Securities Dealers, Inc. ("NASD").

    (p) To use its reasonable efforts to cause the Warrants to be accepted for clearance and settlement through the facilities of DTC.

    (q) To use its reasonable efforts to have the Warrant Shares approved for listing on the New York Stock Exchange Inc., promptly following the effectiveness of the Registration Statement.

    4.  Expenses.  The Company agrees to pay:

    (a) the costs incident to the authorization, issuance, sale and delivery of the Warrants and the Warrant Shares, and any taxes payable in that connection;

    (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendment or supplement to the Offering Memorandum, all as provided in this Agreement;

    (c) the costs of copying and distributing the Operative Documents;

    (d) the fees and expenses of Wilson Sonsini Goodrich & Rosati, Professional Corporation and PricewaterhouseCoopers LLP;

    (e) the fees and expenses of qualifying the Warrants under the securities laws of the several jurisdictions as provided in Section 3(c);

    (f)  the costs of preparing the Warrants;

    (g) all expenses and fees in connection with the application for inclusion of the Warrants in the PORTAL market and the listing of the Warrant Shares on the New York Stock Exchange Inc.;

    (h) the fees and expenses (including fees and disbursements of counsel) of the Warrant Agent, and the costs and charges of any registrar, transfer agent, paying agent or exercise agent; and

    (i)  all other costs and expenses incident to the performance of the obligations of the Company under this Agreement;

provided, however, that, except as provided in this Section 4 and in Section 7, the Initial Purchaser shall pay its own costs and expenses, including the costs and expenses of its counsel and any transfer taxes on the Warrants which it may sell.

    5.  Conditions of the Initial Purchaser's Obligations.  The obligations of the Initial Purchaser hereunder are subject to the accuracy in all material respects (except to the extent such representations and warranties are qualified by materiality, in which case, in all respects), when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

    (a) The Initial Purchaser shall not have discovered and disclosed to the Company prior to or on such Delivery Date that the Offering Memorandum or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of counsel to the Initial Purchaser, is material or omits to state any fact which is material and necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (b) Wilson Sonsini Goodrich & Rosati, Professional Corporation, shall have furnished to the Initial Purchaser their written opinion, as counsel to the Company, addressed to the Initial Purchaser and dated such Delivery Date, in form and substance reasonably satisfactory to the Initial Purchaser, to substantially the effect that:

       (i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and to conduct its business as described in the Offering Memorandum;

      (ii) The Company has an authorized capitalization as set forth in the Offering Memorandum, and the Company's capital stock conforms in all material respects to the description thereof contained in the Offering Memorandum under the caption "Description of Capital Stock";

      (iii) The Warrant Shares that are authorized on the date hereof have been duly authorized and reserved for issuance upon exercise of the Warrants by valid corporate action; are free of preemptive rights under the Company's charter or by-laws, the federal laws of the United States of America and the Delaware General Corporation Law; when so issued and delivered upon such exercise in accordance with the terms of the Warrant Agreement and the Warrants, such Warrant Shares will be validly issued, fully paid and nonassessable; and conform in all material respects to the description thereof contained in the Offering Memorandum under the caption "Description of Capital Stock";

      (iv) This Agreement has been duly authorized, executed and delivered by the Company;

      (v) The Warrants have been duly authorized by the Company and when executed and issued in accordance with terms of the Warrant Agreement and delivered to and paid for by the Initial Purchaser, will constitute valid and binding obligations of the Company, entitled to the benefits of the Warrant Agreement and enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing;

      (vi) The Warrant Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Warrant Agent) constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing;

     (vii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the Initial Purchaser) constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms except as rights to indemnity contained therein may be limited by applicable law and except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law), by an implied covenant of good faith and fair dealing;

     (viii) None of the execution, delivery and performance of this Agreement, the Warrant Agreement, the Registration Rights Agreement, the issuance and sale of the Warrants, the issuance of the Warrant Shares or the consummation of any other of the transactions contemplated hereby and thereby will conflict with, result in a breach or violation of any of the terms or provisions of, or constitute a default under (A) the charter or by-laws of the Company or (B) any decree, regulation or order known to such counsel to be applicable to the Company of any Delaware court, governmental authority or agency having jurisdiction over the Company or any of its properties or assets, except such conflicts, breaches, violations or defaults in clause (B) above as would not have a material adverse effect on the Company's ability to perform its obligations under this Agreement and the other Operative Documents or to consummate the transactions contemplated hereby and thereby;

      (ix) Except as may be required under the Securities Act and the rules and regulations promulgated thereunder in connection with the registration of the Warrant Shares pursuant to the Registration Rights Agreement, or as otherwise contemplated by the Operative Documents, or as may be required by the securities or "blue sky" laws of any state of the United States in connection with the sale of the Warrants, no consent, approval, authorization or order of, or filing or registration with, any Delaware court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Warrant Agreement by the Company and the issuance of the Warrants and the Warrant Shares and the consummation of the transactions contemplated hereby and thereby; and

      (x) The Company is not an "investment company" within the meaning of the Investment Company Act.

    In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York (but only with respect to opinions as to validity or binding effect) and the Delaware General Corporation Law. Such counsel's opinion may state that it is not counsel to, and does not represent the Company in, intellectual property matters, including intellectual property litigation and, in particular, that it has made no independent investigation with respect to any litigation involving Rambus, Inc.

    Such counsel shall also have furnished to the Initial Purchaser a written statement, addressed to the Initial Purchaser and dated such Delivery Date, in form and substance satisfactory to the Initial Purchaser, to the effect that such counsel has participated in conferences with officers and other representatives of the Company, the independent accountants of the Company, counsel for the Initial Purchaser and the Initial Purchaser at which the Preliminary Offering Memorandum and the Offering Memorandum and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the Preliminary Offering Memorandum, the Offering Memorandum or the statements contained therein and has made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that has caused it to believe that the Offering Memorandum (except the financial statements and the notes thereto and financial statement schedules and other information of an accounting, statistical or financial nature included therein, as to which such counsel need express no view) as of its date and such Delivery Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (c) The Company shall have furnished to the Initial Purchaser the opinion of the General Counsel, a Chief Corporate Counsel or an Assistant General Counsel of the Company, addressed to the Initial Purchaser and dated such Delivery Date, in form and substance reasonably satisfactory to the Initial Purchaser, to substantially the effect that:

       (i) To the knowledge of such counsel, but without inquiring into dockets of any court, commissions, regulatory body, administrative agency or other government body, and other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject which such counsel believes individually would be reasonably expected to have a Material Adverse Effect;

      (ii) The Warrant Shares are free of preemptive rights under any agreement known to such counsel;

      (iii) None of the execution, delivery and performance of this Agreement, the Warrant Agreement, the Registration Rights Agreement, the issuance and sale of the Warrants, the issuance of the Warrant Shares or the consummation of any other of the transactions contemplated hereby and thereby will conflict with, result in a breach or violation of any of the terms or provisions of, or constitute a default under (A) any material indenture or other material agreement or instrument to which the Company or its subsidiaries is a party or bound, or (B) any decree, regulation or order applicable to the Company of any U.S. Federal or Idaho court, governmental authority or agency having jurisdiction over the Company or any of its properties or assets, except such conflicts, breaches, violations or defaults as would not have a material adverse effect on the Company's ability to perform its obligations under this Agreement and the other Operative Documents or to consummate the transactions contemplated hereby and thereby; and

      (iv) Except as may be required under the Securities Act and the rules and regulations promulgated thereunder in connection with the registration of the Warrant Shares pursuant to the Registration Rights Agreement, or as otherwise contemplated by the Operative Documents, or as may be required by the securities or "blue sky" laws of any state of the United States in connection with the sale of the Warrants, no consent, approval, authorization or order of, or filing or registration with, any U.S. Federal or Idaho court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Warrant Agreement by the Company and the issuance of the Warrants and the Warrant Shares and the consummation of the transactions contemplated hereby and thereby.

    In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America and the laws of the State of Idaho.

    Such counsel shall also have furnished to the Initial Purchaser a written statement, addressed to the Initial Purchaser and dated such Delivery Date, in form and substance satisfactory to the Initial Purchaser, to the effect that such counsel has participated in conferences with officers and other representatives of the Company, the independent accountants of the Company, counsel for the Initial Purchaser and the Initial Purchaser at which the Preliminary Offering Memorandum and the Offering Memorandum and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the Preliminary Offering Memorandum, the Offering Memorandum or the statements contained therein and has made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that has caused him to believe that the Offering Memorandum (except the financial statements and the notes thereto and financial statement schedules and other information of an accounting, statistical or financial nature included therein, as to which such counsel need express no view) as of its date and such Delivery Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (d) Cleary, Gottlieb, Steen & Hamilton shall have furnished to the Initial Purchaser their written opinion, as counsel to the Initial Purchaser, addressed to the Initial Purchaser and dated such Delivery Date, in form and substance reasonably satisfactory to the Initial Purchaser, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon the matters covered therein.

    (e) At the time of execution of this Agreement, the Initial Purchaser shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Initial Purchaser, addressed to the Initial Purchaser and dated the date hereof.

    (f)  With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Initial Purchaser concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Initial Purchaser a letter (the "bring-down letter") of such accountants, addressed to the Initial Purchaser and dated such Delivery Date (A) confirming that they are independent accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under the applicable rules and regulations of the Commission, (B) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of the bring-down letter), the procedures and findings of such firm with respect to the financial information and other matters covered by the initial letter and (C) confirming in all material respects the procedures and findings set forth in the initial letter.

    (g) The Company shall have furnished to the Initial Purchaser on such Delivery Date a certificate, dated such Delivery Date and delivered on behalf of the Company by the president or any vice president of the Company and its chief financial officer, in form and substance reasonably satisfactory to the Initial Purchaser, to substantially the effect that:

       (i) The representations, warranties and agreements of the Company in Section 1 hereof are true and correct in all material respects (except to the extent such representations and warranties are qualified by materiality, in which case, in all respects) as of the date given and as of such Delivery Date; and the Company has complied in all material respects with all its agreements contained herein to be performed prior to or on such Delivery Date; and

      (ii) (A) The Company has not sustained since the date of the latest audited financial statements included in the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except (x) as set forth or contemplated in the Offering Memorandum and (y) for operating losses incurred in the ordinary course of business, or (B) since such date there has not been any material change in the capital stock or long-term debt of the Company (except for issuances of shares of Common Stock upon exercise of outstanding options described in the Offering Memorandum or pursuant to any grants under the Company's employee stock plans in accordance with the terms of such plans as described in the Offering Memorandum), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position or results of operations of the Company, except as set forth or contemplated in the Offering Memorandum.

    (h) The Warrant Agreement shall have been duly executed and delivered by the Company and the Warrant Agent, and the Warrants shall have been duly executed and delivered by the Company and duly attested and countersigned by the Warrant Agent.

    (i)  The Company and the Initial Purchaser shall have executed and delivered the Registration Rights Agreement (in form and substance reasonably satisfactory to the Initial Purchaser) and the Registration Rights Agreement shall be in full force and effect.

    (j)  The NASD shall have accepted the Warrants for trading on PORTAL.

    (k) The Company shall not have sustained since the date of the latest audited financial statements included in the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except (A) as set forth or contemplated in the Offering Memorandum and (B) for operating losses incurred in the ordinary course of business, or since such date, there shall not have been any material change in the capital stock or long-term debt of the Company (except for issuances of shares of Common Stock upon exercise of outstanding options described in the Offering Memorandum or pursuant to any grants under the Company's employee stock plans in accordance with the terms of such plans as described in the Offering Memorandum), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position or results of operations of the Company, except as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described above, is, in the reasonable judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Warrants being delivered on such Delivery Date on the terms and in the manner contemplated in the Offering Memorandum.

    (l)  Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:

       (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the NASDAQ or the over-the-counter market, or trading in any securities issued by the Company on any exchange shall have been suspended or minimum prices shall have been established on any such exchange or market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction;

      (ii) a banking moratorium shall have been declared by United States federal or New York State authorities;

      (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States; or

      (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States),

so as to make it in case of the above events (i) through (iv), in the sole judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the offering or delivery of the Warrants being delivered on such Delivery Date on the terms and in the manner contemplated in the Offering Memorandum.

    (m) The Company shall have furnished to the Initial Purchaser such further information, certificates and documents as the Initial Purchaser may reasonably request to evidence compliance with the conditions set forth in this Section 5.

    (n) All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel to the Initial Purchaser.

    6.  Representations, Warranties and Agreements of Initial Purchaser.  The Initial Purchaser represents and warrants that it is a QIB. The Initial Purchaser represents and warrants and agrees with the Company that:

    (a) The Warrants and the Warrant Shares have not been and will not be registered under the Securities Act in connection with the initial offering of the Warrants.

    (b) The Initial Purchaser is purchasing the Warrants pursuant to a private sale exemption from registration under the Securities Act.

    (c) The Warrants have not been and will not be offered or sold by the Initial Purchaser or its affiliates acting on its behalf except in accordance and in compliance with Rule 144A under the Securities Act, and the Initial Purchaser will effect such offers and sales only in compliance with all applicable securities laws in any jurisdiction in which the Initial Purchaser effects such offers of sales.

    (d) The Initial Purchaser will not offer or sell the Warrants in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising in the United States.

    (e) The Initial Purchaser has not offered or sold, and will not offer or sell, any Warrants except to persons whom it reasonably believes to be QIBs.

    (f)  The Initial Purchaser is an institutional "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act.

    (g) The Initial Purchaser has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute manipulation of the price of any security of the Company in connection with the offering of the Warrants.

    7.  Indemnification and Contribution.

    (a) The Company shall indemnify and hold harmless the Initial Purchaser, its officers and employees and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Warrants), to which the Initial Purchaser, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon:

       (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto;

      (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading; or

      (iii) any act or failure to act or any alleged act or failure to act by the Initial Purchaser in connection with, or relating in any manner to, the Warrants or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Initial Purchaser through its gross negligence or willful misconduct), and shall reimburse the Initial Purchaser and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Initial Purchaser, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or the Offering Memorandum, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein; provided, further, that as to any Preliminary Offering Memorandum, this indemnity agreement shall not inure to the benefit of any Initial Purchaser, its officers or employees or any person controlling that Initial Purchaser on account of any loss, claim, damage, liability or action arising from the sale of the Warrants to any person by the Initial Purchaser if the Initial Purchaser failed to send or give a copy of the Offering Memorandum, as the same may be amended or supplemented, to that person and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Offering Memorandum was corrected in the Offering Memorandum unless such failure resulted from non-compliance by the Company with Section 3(b) with respect to the furnishing of copies of the Offering Memorandum. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to the Initial Purchaser or to any officer, employee or controlling person of the Initial Purchaser.

    (b) The Initial Purchaser shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such officer, employee, director or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon:

       (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto, or

      (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein, and shall reimburse the Company and any such officer, employee, director or controlling person for any legal or other expenses reasonably incurred by the Company or any such officer, employee, director or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that the Initial Purchaser may otherwise have to the Company or any such director, officer, employee or controlling person.

    (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchaser shall have the right to employ counsel to represent jointly the Initial Purchaser and its officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchaser against the Company under this Section 7 if, in the reasonable judgment of the Initial Purchaser, it is advisable for the Initial Purchaser and those officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall:

       (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or

      (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

    (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof:

       (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other, from the offering of the Warrants, or

      (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchaser, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand, and the Initial Purchaser on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Warrants purchased under this Agreement (before deducting expenses) received by the Company (which amounts to $433,125,005), on the one hand, and the total discounts and commissions received by the Initial Purchaser with respect to the Warrants purchased under this Agreement (which amounts to $16,875,000), on the other hand, bear to the total gross proceeds from the offering of the Warrants under this Agreement (which amounts to $450,000,005). The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Warrants resold by it in the initial placement of such Warrants were offered to investors exceeds the amount of any damages which the Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    (e) The Initial Purchaser confirms that the statements with respect to the offering of the Warrants set forth on the cover page of the Offering Memorandum and in the third, eleventh, twelfth, thirteenth and fourteenth paragraphs under the caption "Plan of Distribution" in the Offering Memorandum are correct and constitute the only information furnished in writing to the Company by the Initial Purchaser specifically for inclusion in the Offering Memorandum.

    (f)  For the avoidance of doubt, it shall be understood that the Company shall not be liable pursuant to this Section 7 for the portion of any loss, claim, damage, liability or action resulting, directly or indirectly, from the sale or resale by the Initial Purchaser of any securities or interests therein that are sold or resold by the Initial Purchaser in connection or in combination with the resale by the Initial Purchaser of the Warrants.

    8.  Termination.  The obligations of the Initial Purchaser hereunder may be terminated by the Initial Purchaser by notice given to and received by the Company prior to delivery of and payment for the Warrants if, prior to that time, any of the events described in Sections 5(l), (m) and (n) shall have occurred or if the Initial Purchaser shall decline to purchase the Warrants for any reason permitted under this Agreement.

    9.  Reimbursement of Initial Purchaser's Expenses.  If (a) the Company shall fail to tender the Warrants for delivery to the Initial Purchaser for any reason permitted under this Agreement or (b) the Initial Purchaser shall decline to purchase the Warrants because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or if the Company shall be unable to perform its obligations under this Agreement, the Company shall reimburse the Initial Purchaser for the reasonable fees and expenses of its counsel and for such other reasonable out-of-pocket expenses as shall have been incurred by it in connection with this Agreement and the proposed purchase of the Warrants, and upon demand the Company shall pay the full amount thereof to the Initial Purchaser. If this Agreement is terminated pursuant to Section 5(n), the Company shall not be obligated to reimburse the Initial Purchaser on account of those expenses.

    10.  Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

      (a) if to the Initial Purchaser, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-528-8822); and

      (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Micron Technology, Inc., 8000 S. Federal Way, Boise, Idaho 83716-9632; Attention: Chief Financial Officer (Fax: 208-363-2900), with a copy to the General Counsel, Micron Technology, Inc., 8000 S. Federal Way, Boise, Idaho 83716-9632, (Fax: 208-368-4540).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

    11.  Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Initial Purchaser and the person or persons, if any, who control the Initial Purchaser within the meaning of Section 15 of the Securities Act and any indemnity agreement of the Initial Purchaser contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

    12.  Survival.  The respective indemnities, representations, warranties and agreements of the Company and the Initial Purchaser contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Warrants and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

    13.  Definition of the Terms "Business Day" and "Subsidiary".  For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the rules and regulations promulgated under the Securities Act.

    14.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

    15.  Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

    16.  Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

    If the foregoing correctly sets forth the agreement between the Company and the Initial Purchaser, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,
MICRON TECHNOLOGY, INC.
By	Name: Title:
Accepted and agreed by:
LEHMAN BROTHERS INC.
By	Authorized Representative

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  EXHIBIT 10.144
PURCHASE AGREEMENT